Exhibit (b)(2)

                             THE MEXICO FUND, INC.



                            A Maryland Corporation




                                    BY-LAWS

                             Amended and Restated

                            as of November 29, 2000

                               Table of Contents
                               -----------------

                                                                                Page
                                                                                ----
ARTICLE I NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL...................   1

     Section 1.Name...........................................................   1
     Section 2.Principal Offices..............................................   1
     Section 3.Seal...........................................................   1

ARTICLE II STOCKHOLDERS.......................................................   1

     Section 1.Annual Meetings................................................   1
     Section 2.Special Meetings...............................................   2
     Section 3.Notice of Meetings.............................................   2
     Section 4.Quorum.........................................................   3
     Section 5.Voting.........................................................   3
     Section 6.Stockholders Entitled to Vote..................................   4
     Section 7.Proxies........................................................   4
     Section 8.Stock Ledger and List of Stockholders..........................   4
     Section 9.Action Without Meeting.........................................   5
     Section 10.Proposals of Stockholders.....................................   5
     Section 11.Chairman of Meeting...........................................   8

ARTICLE III BOARD OF DIRECTORS................................................   8

     Section 1.Powers.........................................................   8
     Section 2.Number and Term................................................   8
     Section 3.Election.......................................................   9
     Section 4.Vacancies and Newly Created Directorships......................   9
     Section 5.Removal........................................................  10
     Section 6.Annual and Regular Meetings....................................  10
     Section 7.Special Meetings...............................................  10
     Section 8.Waiver of Notice...............................................  11
     Section 9.Quorum and Voting..............................................  11
     Section 10.Action Without a Meeting......................................  12
     Section 11.Compensation of Directors.....................................  12
     Section 12.Amendment.....................................................  12

ARTICLE IV COMMITTEES.........................................................  12

     Section 1.Organization...................................................  13
     Section 2.Executive Committee............................................  13
     Section 3.Other Committees...............................................  13
     Section 4.Proceedings and Quorum.........................................  13

ARTICLE V OFFICERS...........................................................  14

     Section 1.General.......................................................  14
     Section 2.Election, Tenure and Qualifications...........................  14
     Section 3.Removal and Resignation.......................................  15
     Section 4.Chairman of the Board.........................................  15
     Section 5.President.....................................................  15
     Section 6.Vice President................................................  16
     Section 7.Treasurer and Assistant Treasurers............................  16
     Section 8.Secretary and Assistant Secretaries...........................  16
     Section 9.Subordinate Officers..........................................  17
     Section 10.Remuneration.................................................  17
     Section 11.Surety Bonds.................................................  18

ARTICLE VI CAPITAL STOCK.....................................................  18

     Section 1.Certificates of Stock.........................................  18
     Section 2.Transfer of Shares............................................  18
     Section 3.Stock Ledgers.................................................  19
     Section 4.Transfer Agents and Registrars................................  19
     Section 5.Fixing of Record Date.........................................  19
     Section 6.Lost, Stolen or Destroyed Certificates........................  20

ARTICLE VII FISCAL YEAR AND ACCOUNTANT.......................................  20

     Section 1.Fiscal Year...................................................  20
     Section 2.Accountant....................................................  20

ARTICLE VIII CUSTODY OF SECURITIES...........................................  21

     Section 1.Employment of a Custodian.....................................  21
     Section 2.Termination of Custodian Agreement............................  22

ARTICLE IX INVESTMENT AND OTHER RESTRICTIONS.................................  22

     Section 1.Limitations...................................................  22

ARTICLE X INDEMNIFICATION AND INSURANCE......................................  26

     Section 1.Indemnification of Officers, Directors, Employees and Agents..  26

ARTICLE XI AMENDMENTS AND MISCELLANEOUS MATTERS..............................  28

     Section 1.General.......................................................  28
     Section 2.By Stockholders Only..........................................  28
     Section 3.Counselors....................................................  29

                                    BY-LAWS

                                      OF

                             THE MEXICO FUND, INC.

                           (A MARYLAND CORPORATION)

                                  ARTICLE I.
                                  ----------

                       NAME OF CORPORATION, LOCATION OF
                               OFFICES AND SEAL
                       --------------------------------


     Section 1.  Name.   The name of the Corporation is The Mexico Fund, Inc.
     ---------   ----

     Section 2.  Principal Offices.  The principal office of the Corporation in
     ---------   -----------------
the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

     Section 3.  Seal.  The corporate seal of the Corporation shall be circular
     ---------   ----
in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                  ARTICLE II.
                                  -----------

                                 STOCKHOLDERS
                                 ------------

     Section 1.  Annual Meetings.  Annual meetings of Stockholders for the
     ---------   ---------------
election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or a Committee appointed by the Board of Directors, shall select during the period commencing on February 25 and ending March 27 of each year.

     Section 2.  Special Meetings.  Special meetings of Stockholders may be
     ---------   ----------------
called at any time by the President, by a majority of the Board of Directors or by the Chairman of the Board, if any, and shall be held at such time and place as may be stated in the notice of the meeting.

     Special meetings of the Stockholders shall be called by the Secretary upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting, provided that (l) such request shall state the purposes of such meeting and the matters proposed to be acted on, (2) the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Stockholders, and (3) information specified in Section 10 of this Article II is given. No special meeting shall be called upon the request of Stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

     Section 3.  Notice of Meetings.  The Secretary shall cause notice of the
     ---------   ------------------
place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be mailed, not less than 10 nor more than 90 days before the date of the meeting, to each Stockholder entitled to vote at such meeting at his address as it appears on the records of the corporation at the time of such mailing. Notice of any Stockholders' meeting need not be given to any Stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any Stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a Stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

     Section 4.  Quorum.  The presence at any Stockholders' meeting, in person
     ---------   ------
or by proxy, of Stockholders entitled to cast a majority of the votes shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no Stockholder entitled to vote is present in person or by proxy, an officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting sine die or from
                                                            --------
time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 5.  Voting.  At each Stockholders' meeting, each Stockholder
     ---------   ------
entitled to vote shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of
Article VI hereof. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of the votes validly cast. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     Section 6.  Stockholders Entitled to Vote.  If the Board of Directors sets
     ---------   -----------------------------
a record date for the determination of Stockholders entitled to notice of or to vote at any Stockholders' meeting in accordance with Section 5 of Article VI hereof, each Stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all Stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

     Section 7.  Proxies.  The right to vote by proxy shall exist only if the
     ---------   -------
instrument authorizing such proxy to act shall have been signed by the Stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. Proxies shall be delivered prior to the meeting to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise.

     Section 8.  Stock Ledger and List of Stockholders.  It shall be the duty of
     ---------   -------------------------------------
the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent in New York, New York.

     Section 9.  Action Without Meeting.  Any action to be taken by Stockholders
     ---------   ----------------------
may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

     Section 10. Proposals of Stockholders.
     ----------  -------------------------

     (a) No business proposed by a Stockholder to be considered at an annual meeting of Stockholders shall be considered by the Stockholders at that meeting unless no less than ninety days nor more than one hundred and twenty days prior to the first anniversary date ("anniversary date") of the annual meeting for the preceding year, or, with respect to annual meetings not scheduled to be held within a period that commences thirty days before the anniversary date and ends thirty days after the anniversary date, by the later of the close of business on the date ninety days prior to such meeting or fourteen days following the date such meeting is first publicly announced or disclosed, the Secretary of the Corporation receives a written notice from the Stockholder proposing a business matter to be considered at an annual meeting that sets forth the information required by Section 10(c) of this Article II.

     (b) No business matter shall be considered at a special meeting of Stockholders unless such matter is specifically listed as a purpose of the special meeting and listed as a matter proposed to be acted on at the special meeting pursuant to the Corporation's notice of meeting.

                    (i) In the event a special meeting is called at the request of Stockholders, pursuant to Section 2 of this Article II, the written request shall be delivered to the Secretary of the Corporation, and shall state the business proposed by Stockholders to be the purpose of the meeting and the matters proposed to be acted upon, and shall set forth the information required by Section 10(c) of this Article II.

                    (ii) In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any Stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder delivers a written notice to the Secretary of the Corporation, which shall set forth the information required by Section 10(c) of this Article II, not later than the close of business twenty-one days following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.

     (c) The written notice or written request to the Secretary of the Corporation, required to be provided pursuant to Section 10(a) or 10(b) of this
Article II, shall include the following information: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the meeting of Stockholders, (2) with respect to each such Stockholder, that Stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that Stockholder, (3) any interest of the Stockholder in the proposed business, (4) the name or names of each person nominated by the Stockholder to be elected or reelected as a director, if any, and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that Stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

     (d) The chairman of the annual or special meeting shall determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided by this Section 10. If the facts warrant, he shall declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 10, and, it, therefore, shall not be considered or transacted.

     (e) The requirement of the Corporation to include in the Corporation's proxy statement a Stockholder proposal shall be governed by Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-8) ("Rule 14a-8"). Accordingly, the deadline for including a Stockholder proposal in the Corporation's proxy statement shall be governed by Rule 14a-8.

     (f) The adjournment of an annual or special meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 10.

     (g) For purposes of this Section 10, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Corporation to a national news service or contained in a document publicly filed by the Corporation with the Securities and Exchange Commission.

     Section 11.  Chairman of Meeting.  As set forth in Article V, the Chairman
     ----------   -------------------
of the Board of the Corporation shall preside at all Stockholders' meetings, and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, the President of the Corporation shall preside at all Stockholders' meetings, and, in the absence or disability of the President, a Vice President of the Corporation shall so preside. In the absence of all of the Chairman of the Board, President, and Vice Presidents of the Corporation, the Board of Directors is vested with exclusive authority to appoint any Director or officer of the Fund to preside at a Stockholders' meeting.

                                 ARTICLE III.
                                 ------------

                              BOARD OF DIRECTORS
                              ------------------

     Section 1.  Powers.  Except as otherwise provided by law, by the Articles
     ---------   ------
of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

     Section 2.  Number and Term.  The Board of Directors shall consist of not
     ---------   ---------------
fewer than three nor more than thirteen Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that at least 60% of the entire Board of Directors shall be both citizens and residents of Mexico and at least 40% of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 3.  Election.  Commencing with Annual Meeting of Stockholders held
     ---------   --------
in 1987 and thereafter, the Directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the Annual Meeting of Stockholders held in 1988, the term of office of the second class to expire at the Annual Meeting of Stockholders held in 1989, and the term of office of the third class to expire at the Annual Meeting of Stockholders held in 1990. At each Annual Meeting of Stockholders beginning at the Annual Meeting held in 1988, successors to the class of Directors whose term expires at that Annual Meeting shall be elected for a three-year term.

     Section 4.  Vacancies and Newly Created Directorships.  If any vacancies
     ---------   -----------------------------------------
shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the Stockholders) may be filled by the vote of a majority of the Directors then in office, although less than a quorum, except that a newly created Directorship may be filled only by a majority vote of the entire Board of Directors; provided, however, that immediately after filling such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the Stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual Stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the Stockholders, a meeting of the Stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

     Section 5.  Removal.  At any meeting of Stockholders duly called and at
     ---------   -------
which a quorum is present, the Stockholders may, by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote in the election of Directors, remove any Director or Directors from office, but only for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed Directors.

     Section 6.  Annual and Regular Meetings.  The annual meeting of the Board
     ---------   ---------------------------
of Directors for choosing officers and transacting other proper business shall be held immediately after the annual Stockholders' meeting at the place of such meeting or at such other time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Notice of such annual and regular meetings need not be in writing, provided that written notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made in the manner provided in

Section 7 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

     Section 7.  Special Meetings.  Special meetings of the Board of Directors
     ---------   ----------------
may be held at any time or place and for any purpose when called by the Chairman of the Board or by a majority of the Directors. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his residence or regular place of business at least five days before the day on which a special meeting is to be held or (2) delivered to him personally or transmitted to him by telegraph, cable or wireless at least one day before the meeting.

     Section 8.  Waiver of Notice.  No notice of any meeting need be given to
     ---------   ----------------
any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     Section 9.  Quorum and Voting.  At all meetings of the Board of Directors,
     ---------   -----------------
the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws, provided that no action shall be taken without the affirmative vote of 75% of the Directors, including a majority of the Directors who are citizens and residents of Mexico, with respect to the following matters:

                              (i)  a merger or consolidation of the Corporation
with or into, or the sale of substantially all of the Corporation's assets to, any other company;

                              (ii)   the dissolution of the Corporation;

                              (iii)  any amendment to the Articles of
Incorporation of the Corporation;

                              (iv)   the election of officers and the
compensation of directors and officers; or

                              (v)    any amendment to Section 2 of this Article
III.

     Section 10.  Action Without a Meeting.  Any action required or permitted to
     ----------   ------------------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

     Section 11.  Compensation of Directors.  Directors shall be entitled to
     ----------   -------------------------
receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors in the manner provided by Section 9 of this Article III.

     Section 12.  Amendment.  Notwithstanding any other provision of these By-
     ----------   ---------
Laws with regard to the vote required by Stockholders, the provisions of Section 2, Section 3, Section 5 and this Section 12 of this Article III may be amended only by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote in the election of Directors. This Section 12 shall not affect the ability of the Board of Directors to amend the By-Laws; however, Stockholders may not amend, alter or repeal this Section 12 except by the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote in the election of Directors.

                                  ARTICLE IV.
                                  -----------

                                  COMMITTEES
                                  ----------

     Section 1.   Organization. By resolution adopted by the Board of Directors,
     ---------    ------------
the Board may designate one or more committees, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each member of a committee shall be a director and shall hold office at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to Stockholders any action requiring Stockholders' approval, amend these By-Laws, or approve any merger or share exchange which does not require Stockholder approval.

     Section 2.  Executive Committee.  Unless otherwise provided by resolution
     ---------   -------------------
of the Board of Directors, when the Board of Directors is not in session the Executive Committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The Chairman of the Board, if any, and the President shall be members of the Executive Committee.

     Section 3.  Other Committees.  The Board of Directors may appoint other
     ---------   ----------------
committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

     Section 4.  Proceedings and Quorum.  In the absence of an appropriate
     ---------   ----------------------
resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                  ARTICLE V.
                                  ----------

                                   OFFICERS
                                   --------

     Section 1.  General.  The officers of the Corporation shall be a President,
     ---------   -------
a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board.

     Section 2.  Election, Tenure and Qualifications.  The officers of the
     ---------   -----------------------------------
Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at the first meeting of the Board following the Annual Stockholders' Meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer holds office until the next quarterly meeting of the Board of Directors following the Annual Stockholders' Meeting and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President. The Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only so long as he continues to be a Director. No other officer need be a Director.

     Section 3.  Removal and Resignation.  Whenever in the Board's judgment the
     ---------   -----------------------
best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any

Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4.  Chairman of the Board.  The Chairman of the Board, if there be
     ---------   ---------------------
such an officer, shall be the senior officer of the Corporation, shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall be ex officio a member of all committees of the Board of Directors. He
         ----------
shall have such powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

     Section 5.  President.  The President shall be the chief executive officer
     ---------   ---------
of the Corporation and, in the absence of the Chairman of the Board or if no Chairman of the Board has been chosen, he shall preside at all Stockholders' meetings and at all meetings of the Board of Directors and shall in general exercise the power and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 6.  Vice President.  The Board of Directors may from time to time
     ---------   --------------
elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7.  Treasurer and Assistant Treasurers.  The Treasurer shall be the
     ---------   ----------------------------------
principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year he shall make and submit to the Board of Directors a like report for such financial year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 8.  Secretary and Assistant Secretaries.  The Secretary shall
     ---------   -----------------------------------
attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the Stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

     Section 9.  Subordinate Officers.  The Board of Directors from time to time
     ---------   --------------------
may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 10.  Remuneration.  The salaries or other compensation of the
     ----------   ------------
officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 9 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provision of
Section 9 of this Article V.

     Section 11.  Surety Bonds.  The Board of Directors may require any officer
     ----------   ------------
or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                  ARTICLE VI.
                                  -----------

                                 CAPITAL STOCK
                                 -------------

     Section 1.  Certificates of Stock.  The interest of each Stockholder of the
     ---------   ---------------------
Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a

Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

     Section 2.  Transfer of Shares.  Shares of the Corporation shall be
     ---------   ------------------
transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

     Section 3.  Stock Ledgers.  The stock ledgers of the Corporation,
     ---------   -------------
containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     Section 4.  Transfer Agents and Registrars.  The Board of Directors may
     ---------   ------------------------------
from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless countersignature by such person shall be required.

     Section 5.  Fixing of Record Date.  The Board of Directors may fix in
     ---------   ---------------------
advance a date as a record date for the determination of the Stockholders entitled to notice of or to vote at any Stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that (1) such record date shall not be more than 90 days before the date on which action requiring the determination will be taken, (2) the transfer books shall not be closed for a period longer than 20 days, and (3) in the case of a meeting of Stockholders, the record date or any closing of the transfer books shall be at least 10 days before the date of the meeting.

     Section 6.  Lost, Stolen or Destroyed Certificates.  Before issuing a new
     ---------   --------------------------------------
certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                 ARTICLE VII.
                                 ------------

                          FISCAL YEAR AND ACCOUNTANT
                          --------------------------

     Section 1. Fiscal Year.  The fiscal year of the Corporation shall, unless
     ---------  -----------
otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

     Section 2. Accountant.
     ---------  ----------

            (a) The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountant's certificates and reports shall be addressed both to the Board of Directors and to the Stockholders.

The employment of the Accountant shall be conditioned upon the right of this Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders' meeting called for that purpose.

          (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act of 1940, as amended) of the Corporation shall select the Accountant at any meeting held within 10 days before or after the beginning of the fiscal year of the Corporation or before the annual Stockholders' meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual Stockholders' meeting. If such meeting shall reject such selection, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of Stockholders called for that purpose.

          (c) Any vacancy occurring between annual meetings, due to the resignation of the Accountant, may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.

                                 ARTICLE VIII.
                                 -------------

                             CUSTODY OF SECURITIES
                             ---------------------

     Section 1.  Employment of a Custodian.  The Corporation shall place and at
     ---------   -------------------------
all times maintain in the custody of a Custodian (including any subcustodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any subcustodian) shall be an institution eligible to serve as a custodian to the Corporation pursuant to the Investment Company Act of 1940, as amended, and the regulations thereunder. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     Section 2.  Termination of Custodian Agreement.  Upon termination of the
     ---------   ----------------------------------
Custodian Agreement or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the Stockholders to determine whether the

Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

                                  ARTICLE IX.
                                  -----------

                       INVESTMENT AND OTHER RESTRICTIONS
                       ---------------------------------

     Section 1.  Limitations.
     ---------   -----------

     (a) The following investment limitations are fundamental policies of the Corporation and may not be changed without the approval of either (1) more than two-thirds of the Corporation's outstanding shares present at a meeting at which holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than one-half of the Corporation's outstanding shares.

1. As to 50% of its assets, the Corporation may not (a) invest more than 5% of its assets (at the time of such purchase) in the securities of any one issuer, or (b) purchase more than 10% of the voting equity securities (at the time of such purchase) of any one issuer. The Corporation may not, however, invest more than 25% of its assets in short-term debt certificates and other obligations of the Mexican Federal Government.

2. The Corporation may concentrate its investments in any industry or group of industries of the Mexican Stock Exchange Index (or any successor or comparable index as determined by the Board of Directors to be an appropriate measure of the Mexican market) if, at the time of investment, such industry represents 20% or more of the Index; provided, however, that the Corporation will not exceed the Index concentration by more than 5%.

3.   The Corporation may not invest in real estate or real estate mortgages.

4. The Corporation may issue senior securities as defined in the U.S. Investment Company Act of 1940, as amended, or borrow through bank loans in an amount not in excess of 33-1/3% of the Corporation's total assets (including the amount represented by such senior securities or borrowing).

5. The Corporation also may purchase on margin, write put or call options and engage in short sales of securities not owned by the Corporation.

6. The Corporation may not act as an underwriter of securities of other issuers (except in connection with the purchase of securities for the Corporation's investment portfolio or the sale of subscription rights issued by portfolio companies).

7.   The Corporation may not purchase commodities or commodities contracts.

8. The Corporation may not make loans other than through the purchase of publicly traded fixed income securities or short-term obligations of publicly held Mexican corporations. The Corporation may lend its securities, provided that the loan is secured continually by collateral in an amount at least equal to the current market value of the securities loaned and the Corporation will receive any interest or dividends paid on the loaned securities. Such collateral may consist of U.S. dollars, securities issued or guaranteed by the United States Government or its agencies or instrumentalities ("U.S. Government securities") or irrevocable stand-by letters of credit issued by a bank. The Corporation may invest such cash collateral in short-term liquid U.S. money market securities, including but not limited to, U.S. Government securities, commercial paper and floating rate notes of U.S. issuers.

     If the percentage limitations set forth in investment restrictions (1) and
(2) are adhered to at the time an investment is made, a change in percentage resulting other than from such investment will not be deemed contrary thereto. Such restrictions may be deviated from on a temporary basis in the light of market or other conditions, and nothing therein shall be deemed to prohibit the Corporation from purchasing the securities of any issuer pursuant to the exercise of subscription rights distributed to the Corporation by the issuer, except that no such purchase may be made if as a result the Corporation would no longer be a diversified investment company as defined in the investment Company Act of 1940.

     (b) The following operating policies of the Corporation may not be modified without the approval of two-thirds of the Corporation's Board of Directors.

1. The Corporation may not issue senior securities as defined in the U.S. Investment Company Act of 1940, as amended, and may not borrow through bank loans in an amount in excess of 10% of the Corporation's total assets (and then only to meet temporary cash needs).

2. The Corporation may not purchase on margin, write put or call options and engage in short sales of securities not owned by the Corporation.

3. The Corporation may not make loans other than through the purchase of publicly traded fixed income securities or short-term obligations of publicly held Mexican corporations.

                                  ARTICLE X.
                                  ----------

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     Section 1.  Indemnification of Officers, Directors, Employees and Agents.
     ---------   ------------------------------------------------------------
The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses, (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding to the maximum extent permitted by the laws of the State of Maryland. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's Directors, officers, investment adviser and principal underwriter:

(a) whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or under any contract or agreement with the Corporation ("disabling conduct"); and

(b)  the Corporation shall not indemnify any such person unless:

               (1) the court or other body before which the Proceeding was brought

                    (i) dismisses the Proceeding for insufficiency of
                        evidence of any
                    disabling conduct, or (ii) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

               (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (i) the vote of a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, if a majority of a quorum of Directors described in paragraph (b)(2)(i) so directs, by independent legal counsel in a written opinion, that such person was not liable by reason of disabling conduct.

                    Expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses (unless it is ultimately determined that he is entitled to indemnification), if:

                    (i) such person shall provide adequate security for his undertaking;

                    (ii) the Corporation shall be insured against losses arising by reason of such advance; or

                    (iii) a majority of a quorum of the Directors of the Corporation who are neither interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

                                  ARTICLE XI.
                                  -----------

                     AMENDMENTS AND MISCELLANEOUS MATTERS
                     ------------------------------------

     Section 1.  General.  Except as provided in Section 2 of this Article XI,
     ---------   -------
all By-Laws of the Corporation, whether adopted by the Board of Directors or the Stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law.

     Section 2.  By Stockholders Only.  No amendment of any section of these By-
     ---------   --------------------
Laws shall be made except by the Stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the Stockholders. From and after the issue of any shares of the capital stock of the
Corporation: (1) no amendment, alteration or repeal of Paragraph (a) of Article IX shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporation's outstanding shares present at a meeting at which the holders of more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the Corporation's outstanding shares; and (2) no amendment, alteration or repeal of Articles III,
Section 9 or this Article XI shall be made except by the affirmative vote of the holders of at least two-thirds of the Corporation's outstanding shares.

     Section 3.  Counselors.  The Board of Directors may from time to time
     ---------   ----------
retain one or more qualified persons to act as counselors. Any counselor may be removed from such position with or without cause by the vote of a majority of the Board of Directors given at any regular or special meeting. A counselor may be invited to attend meetings of the Board of Directors but shall not be present at any portion of a meeting from which the counselor shall have been excluded by vote of the Directors. A counselor shall not be a "Director," "officer," or "employee" within the meaning of the Corporation's Charter, the Investment Company Act of 1940, as amended, or these By-Laws, shall not be deemed to be a member of an "advisory board" or an "investment adviser" within the meaning of the Investment Company Act of 1940, as amended, shall not hold himself or herself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation. A counselor shall not have the powers of a Director, may not vote at meetings of the Board of Directors, shall not take part in the operation or governance of the Corporation and shall have no power to determine that any security or other investment shall be purchased or sold by the Corporation. A counselor shall (i) furnish to the Corporation information about securities and currency markets, political developments, economic and business factors and trends, (ii) provide advice to the Corporation regarding such developments, factors and trends, and/or (iii) provide advice to the Corporation as to occasional transactions in specific securities or investments, but without generally furnishing advice or making recommendations regarding the purchase or sale of securities. Counselors may confer with each other, but each counselor shall provide such advice and furnish such information individually and not as a board, group or in any other joint capacity. Each counselor shall be entitled to receive compensation, if any, as may from time to time be fixed by the Board of Directors. Each counselor may also be reimbursed by the Corporation for reasonable expenses incurred in attending meetings of the Board of Directors or otherwise.